[Blank Rome LLP Letterhead]




                                                              August 2, 2007


Cornerstone Progressive Return Fund
C/O Bear Stearns Funds Management
383 Madison Avenue, 23rd Floor
New York, NY  10577

Ladies and Gentlemen:

         We have acted as counsel to Cornerstone Progressive Return Fund (the "TRUST"), a Delaware statutory trust, in connection with the Trust's Registration Statement on Form N-2 filed with the Securities and Exchange Commission on May 14, 2007, as amended on July 12, 2007, July 31, 2007, and August 2, 2007 (as amended, the "REGISTRATION STATEMENT"). The Registration Statement covers shares of beneficial interest in the Trust, without par value (the "SHARES"), offered in one series.

         For purposes of rendering this opinion, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following documents:

         a)    the Registration Statement;

         b) a Certificate of the Secretary of State of the State of Delaware (the "SECRETARY OF STATE") as to the legal existence and good standing of the Trust, dated August 2, 2007;

         c) Certificate of Trust, dated as of April 26, 2007, as filed in the office of the Secretary of State on April 26, 2007, and certified by the Secretary of State on August 2, 2007;

         d) an Underwriting Agreement among the Fund, Cornerstone Advisors, Inc and First Dominion Capital Corp. (the "Underwriting Agreement");

         e) an officer's certificate, dated August 2, 2007 executed by the President of the Trust, certifying as to, and attaching copies of, the Trust's Agreement and Declaration of Trust, the Trust's By-Laws and the resolutions of the Board of Trustees of the Trust authorizing the issuance of the Shares, the approval of the Underwriting Agreement and the approval of the form of certificate representing the Shares (the "Share Certificate"); and
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Cornerstone Progressive Return Fund
August 2, 2007
Page 2


         f)    the form of Share Certificate;

         Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Declaration of Trust or, if not defined therein, in the Delaware Statutory Trust Act, as amended, 12 DEL. C.
Section 3801 ET SEQ. (the "ACT").

         For purposes of this opinion, we have not reviewed any documents other than those documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (f) above) that may be referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters stated or assumed herein, all of which we have assumed to be true, complete and accurate in all respects.

         With respect to all documents examined by us, we have assumed that: (i) all signatures on such documents are genuine; (ii) all documents submitted to us as originals are authentic and complete; and (iii) all documents submitted to us as copies conform to the originals of those documents.

         This opinion letter is limited to the Act, and we have not considered, and express no opinion on, any other laws, rules or regulations of the State of Delaware or any laws of any other jurisdiction, including, without limitation, federal laws, rules and regulations. Our opinions are rendered only with respect to the Act as in effect on the date hereof.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon the foregoing, we are of the opinion that the Shares, when sold, paid for and issued in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable as provided in the Trust's Agreement and Declaration of Trust.

         We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which hereafter may come to our attention, or to reflect any changes in any facts, circumstances or law which may hereafter occur.
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Cornerstone Progressive Return Fund
August 2, 2007
Page 3


         We hereby consent to the use of this opinion as Exhibit 2(l) to the Registration Statement and to the reference to this firm in the Trust's Prospectus and the Statement of Additional Information, in each case, included as part of the Registration Statement. In giving this consent, we do not hereby concede that we come within the categories of persons whose consent is required by the Securities Act of 1933, as amended, or the general rules and regulations promulgated thereunder. Nothing in this paragraph shall be deemed to change the effective date of this opinion.

                                               Very truly yours,

                                               /S/ BLANK ROME LLP
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                                               BLANK ROME LLP